Exhibit 10.7

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment (this “Amendment”) to the License Agreement dated May 10, 2011 (the “Agreement”), is entered into this 30th day of September, 2011 (the “Amendment Effective Date”) by and between Dr. Christoph Scharf, an individual (“LICENSOR”), and Acutus Medical, Inc., a Delaware corporation (“LICENSEE”). The LICENSOR and LICENSEE may each be referred to herein as a “Party,” or collectively as the “Parties.”

WHEREAS, the Parties mutually wish to make certain amendments to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Definitions. All capitalized terms shall have the meanings ascribed to them in this Amendment. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.    Section 2.1(a): Exchange License. The first sentence of Section 2.1(a) of the Agreement is hereby amended by adding the words “irrevocable and perpetual” after the word “transferable.

3.    Section 10.1: Term. The last sentence of Section 10.1 of the Agreement is hereby deleted and replaced with the following:

“Upon the expiration, but not the earlier termination, of this Agreement, LICENSEE’s rights with respect to the Licensed Subject Matter shall become fully paid-up.”

4.    Section 10.2(a): By LICENSOR. Section 10.2(a) of the Agreement is hereby deleted in its entirety.

5.    Section 10.3: Effect of Termination/Expiration. Section 10.3 of the Agreement is hereby amended as follows:

(a)	Section 10.3(a) of the Agreement is hereby deleted and replaced with the following:

“As of the effective date of a termination pursuant to Section 10.2(b) and except as provided in Section 10.3(d), Section 2.1 shall terminate and all rights in the Licensed Patents shall revert to LICENSOR.”

(b)	Section 10.3(d) of the Agreement is hereby deleted and replaced with the following:

“Upon the termination of this Agreement by LICENSEE for any reason, any sublicenses granted by LICENSEE hereunder shall survive, provided that upon request by LICENSOR, each Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.”

(c)	Section 10.3(e) of the Agreement is hereby amended as follows:

a	The first sentence of Section 10.3(e) of the Agreement is hereby amended by adding the Section reference “2.1” after the Section reference “1.”

b	Section 10.3(e) is hereby amended by the addition of the following sentence after the second sentence:

“Rights to royalty payments pursuant to Section 3 shall also survive termination if, and only if, the license in Section 2.1 survives termination of the Agreement.”

c	Section 10.3(e) is hereby amended by the addition of the following sentence at the end of Section 10.3(e):

“Notwithstanding the foregoing, Section 2.1 shall not survive termination of this Agreement if, and only if, such termination is pursuant to Section 10.2(b).”

6.    Entire Agreement. The terms and conditions set forth in this Amendment and in the Agreement shall constitute the entire agreement between the parties hereto with regard to the subject matter described herein and therein and supersede all prior agreements, term sheets, letters of intent, memoranda of understanding, representations and understandings, written or oral, between the parties with respect to such subject matter.

7.    Miscellaneous. Except as specifically amended hereby, the Agreement shall remain in full force and effect and in accordance with its terms.

8.    Counterparts. This Amendment may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

(signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representative as of the Amendment Effective Date.

LICENSEE:		LICENSOR:

Acutus Medical, Inc.		Dr. Christoph Scharf

By:	/s/ Randy Werneth	By:
	Randy Werneth	Dr. Christoph Scharf
President and Chief Executive Officer

Acutus Medical, Inc. – First Amendment to License Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representative as of the Amendment Effective Date.

LICENSEE:	LICENSOR:

Acutus Medical, Inc.	Dr. Christoph Scharf

By:	By:	/s/ Christoph Scharf
Randy Werneth		Dr. Christoph Scharf
President and Chief Executive Officer		Title:

Acutus Medical, Inc. – First Amendment to License Agreement